Exhibit 99.1

Contacts:
Cris Larson	Jennifer Williams
PDL BioPharma, Inc.	Cook Williams Communications, Inc.
775-832-8505	360-668-3701
cris.larson@pdl.com	jennifer@cwcomm.org

PDL BioPharma Completes Regular Quarterly Dividend Payment

INCLINE VILLAGE, NV, September 15, 2011 – PDL BioPharma, Inc. (PDL) (NASDAQ: PDLI) today announced that it has paid the September 15, 2011, regular quarterly dividend payment of $0.15 per share to all stockholders owning shares of PDL as of September 8, 2011, the record date.

About PDL BioPharma
PDL pioneered the humanization of monoclonal antibodies and, by doing so, enabled the discovery of a new generation of targeted treatments for cancer and immunologic diseases. Today, PDL is focused on intellectual property asset management, investing in new royalty bearing assets and maximizing the value of its patent portfolio and related assets. For more information, please visit www.pdl.com.

NOTE: PDL BioPharma and the PDL BioPharma logo are considered trademarks of PDL BioPharma, Inc.

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